AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE January 18, 2005

PRUCO LIFE INSURANCE COMPANY

(hereinafter referred to as “THE COMPANY”)

213 Washington Street

Newark, New Jersey 07102-2992

And

OPTIMUM RE INSURANCE COMPANY

(hereinafter referred to as “THE REINSURER”)

3434 Fairmount Street

Dallas, Texas 75219-4701

Table of Contents

1. PARTIES TO THE
AGREEMENT............................................................................... 5

2. EFFECTIVE DATE OF THE
AGREEMENT........................................................................ 5

3. SCOPE OF THE
AGREEMENT................................................................................. 5

4.  POLICIES AND RISKS REINSURED UNDER THE
AGREEMENT...................................................... 5

5. DURATION OF THE
         AGREEMENT.............................................................................. 5

6. BASIS OF
         REINSURANCE................................................................................... 6

7. AUTOMATIC REINSURANCE
TERMS............................................................................ 6

8.       PORTIONS REINSURED AND RETAINED UNDER AUTOMATIC
     REINSURANCE...................................... 7

9. ......AUTOMATIC REINSURANCE NOTICE
     PROCEDURE........................................................... 7

10.  FACULTATIVE
REINSURANCE.............................................................................. 7

11.......COMMENCEMENT OF REINSURANCE
         COVERAGE............................................................. 7

12.......REINSURANCE PREMIUM
     RATES........................................................................ 8

13.  PAYMENT OF REINSURANCE
PREMIUMS...................................................................... 9

14.  SECURITY REQUIRED FROM
REINSURER..................................................................... 10

15.  PREMIUM TAX
REIMBURSEMENT............................................................................ 10

16.  DAC TAX
AGREEMENT.................................................................................... 10

17.
REPORTS.............................................................................................. 11

18. RESERVES FOR
REINSURANCE.............................................................................. 11

19.
CLAIMS................................................................................................ 11

20.  MISREPRESENTATION AND
MISSTATEMENT................................................................... 13

21.  POLICY
CHANGES....................................................................................... 13

22.
RECAPTURE............................................................................................ 14

23.
REINSTATEMENTS....................................................................................... 15

24.  ERRORS AND
OMISSIONS................................................................................. 16

25.
INSOLVENCY............................................................................................ 16

26.
ARBITRATION........................................................................................... 17

27. GOOD
FAITH............................................................................................ 18

28.  REPRESENTATIONS AND
WARRANTIES....................................................................... 18

29.  CONFIDENTIALITY AND PRIVACY OF PERSONAL
INFORMATION.................................................. 19

30.  MEDICAL INFORMATION
BUREAU........................................................................... 22

31.  GOVERNING
LAW........................................................................................ 22

32.
         ASSIGNMENT............................................................................................ 23

33.  ACCESS TO
         RECORDS.................................................................................... 23

34.
         SEVERABILITY......................................................................................... 23

35.  REINSURANCE
         ADMINISTRATION........................................................................... 23

36.
         NONWAIVER............................................................................................ 23

37.
         COUNTERPARTS.........................................................................................  23

38.  FINANCIAL
         REPORTS.................................................................................... 23

39.
         OFFSET............................................................................................... 23

40.
         SURVIVAL.............................................................................................  23

41.  SERVICE OF
         SUIT...................................................................................... 24

42.
         NOTICES.............................................................................................. 24

43. MATERIAL
         BREACH....................................................................................... 24

ATTACHMENTS:

SCHEDULE A - REINSURANCE COVERAGE

SCHEDULE B - AUTOMATIC  REINSURANCE PREMIUMS

SCHEDULE C - REPORTING INFORMATION - INFORMATION ON RISKS REINSURED

SCHEDULE D - MONTHLY BILLING AND ACCOUNTING SUMMARY

SCHEDULE E - FACULTATIVE REINSURANCE APPLICATION

SCHEDULE F - FACULTATIVE REINSURANCE NOTIFICATION

SCHEDULE G - CARRIER FACT SHEET

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM

REINSURANCE AGREEMENT

PREAMBLE

Pruco Life Insurance Company (“THE COMPANY) issues policies known as M Premier VUL (MPVUL) as more fully described in the attached Schedule A. With respect to 50% of the policy risk amount, THE COMPANY will retain at least 10% of the policy risk amount on each policy up to its retention limit. THE COMPANY will cede up to 40% of the policy risk amount to various reinsurers as follows:

•	This Automatic and Facultative Yearly Renewable Term Reinsurance Agreement (this “Agreement”) between THE COMPANY and Optimum Re Insurance Company (“THE REINSURER”).
•	One or more other Automatic and Facultative Yearly Renewable Term Reinsurance Agreements (“Other YRT Agreements”) between THE COMPANY and various reinsurers.

With respect to the remaining 50% of the policy risk amount, THE COMPANY is participating in a reinsurance program comprised of several reinsurance agreements. These agreements include the following:

•	Automatic and Facultative Modified Coinsurance Agreement (“Modco Agreement”) between THE COMPANY and M Life Insurance Company
•	Automatic and Facultative Yearly Renewable Term Agreements between THE COMPANY and various reinsurers.

The risks transferred under the Modco Agreement include all significant risks other than the portion of the mortality risk covered under the YRT Agreements on the remaining 50% of the risk.

In the context of the above reinsurance programs, the reinsurance provided under this Agreement and the Other YRT Agreements is known as “THIRD-PARTY REINSURANCE” and THE REINSURER and other reinsurers are known as “THIRD-PARTY REINSURERS”.

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All of the reinsurance agreements referred to above shall operate independently of one another, except where specifically indicated in the agreements.

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AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM

REINSURANCE AGREEMENT

1.	PARTIES TO THE AGREEMENT

This Agreement is solely between THE REINSURER and THE COMPANY, a life insurance company domiciled in Arizona. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between THE REINSURER and any other person, for example, any insured, policyowner, agent, beneficiary, or assignee. THE COMPANY agrees that it will not make THE REINSURER a party to any litigation between any such third party and THE COMPANY. THE COMPANY will not use or disclose THE REINSURER’s name with regard to THE COMPANY's agreements or transactions with these third parties unless THE REINSURER gives prior written approval for the use or disclosure of its name or unless THE COMPANY is compelled by law to do so.

The terms of this Agreement are binding upon the parties, their representatives, successors, and assigns. The parties to this Agreement are bound by ongoing and continuing obligations and liabilities until the later of (1) when this Agreement terminates and (2) when the underlying policies are no longer in force. This Agreement shall not be bifurcated, partially assigned, or partially assumed.

2.	EFFECTIVE DATE OF THE AGREEMENT

This Agreement will incept on the date hereof, to be effective as of 12:01 A.M., January 18, 2005 and will cover policies effective on and after that date.

3.	SCOPE OF THE AGREEMENT

The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire agreement between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. The parties may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.	POLICIES AND RISKS REINSURED UNDER THE AGREEMENT

THE REINSURER agrees to indemnify by means of indemnity reinsurance, and THE COMPANY agrees to reinsure with THE REINSURER, according to the terms and conditions hereof, the portion of the policies on an automatic and facultative basis as described and defined in Schedule A, which are placed in force while this Agreement is in effect. The intent of this Agreement is to pass all of the mortality risk associated with such portion of the original policies to THE REINSURER without necessitating THE COMPANY to transfer the assets or their cash equivalents to THE REINSURER.

5.	DURATION OF THE AGREEMENT

The duration of this Agreement will be unlimited. However, either party may terminate the Agreement for new business at any time by giving the other a 90-day prior written notice. THE REINSURER will continue to accept new reinsurance during the 90-day period.

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Existing reinsurance will not be affected by the termination of this Agreement with respect to new reinsurance. Existing reinsurance will remain in force until the termination or expiry of the underlying policies on which the reinsurance is based and until THE REINSURER has fulfilled all of its obligations under this Agreement, provided that THE COMPANY continues to pay reinsurance premiums as described in the ‘PAYMENT OF REINSURANCE PREMIUMS’ section. However, existing reinsurance may be terminated in accordance with the recapture provision described in the ‘RECAPTURE’ section.

6.	BASIS OF REINSURANCE

Reinsurance under this Agreement will be on the Yearly Renewable Term basis on the portion of each policy that is reinsured as described in Schedule A.

7.	AUTOMATIC REINSURANCE TERMS

THE REINSURER agrees to automatically accept contractual risks on the life insurance policies shown in Schedule A, subject to the following requirements:

a.

CONVENTIONAL UNDERWRITING. Automatic reinsurance applies only to insurance applications underwritten by THE COMPANY according to THE COMPANY’s conventional underwriting and issue rules and practices. Upon request, THE COMPANY shall provide THE REINSURER with a copy of its current underwriting and issue rules and practices.

From time to time, it may be appropriate for THE COMPANY or THE REINSURER to request of the other party changes in the underwriting practices. The party requesting the change must provide a 120-day advance written notice to the other party before the effective date of such change. Recognition of reinsurance premium rates related to these changes must be determined within the 120-day period. If the underwriting change or rate change is unacceptable to either party, this Agreement may be unilaterally terminated for acceptance of new business with a 90-day written termination notice to the other party.

If, however, THE COMPANY makes a significant change to its underwriting and issue rules and fails to provide 120-day advance written notice to THE REINSURER in accordance with this section of the agreement, and such change would have resulted in a reinsurance premium rate increase, both parties will make a reasonable good faith effort to negotiate the appropriate reinsurance premiums for the policies affected by such change before THE COMPANY can exercise its right to recapture them in accordance with the ‘RECAPTURE’ section.

If any policy or policies that should have been recaptured in accordance with the preceding paragraph are omitted or overlooked, acceptance of reinsurance premiums after the date the recapture should have taken place will not cause THE REINSURER to be liable for the amount of the risk that should have been recaptured. THE REINSURER will be liable only for a refund of reinsurance premium paid.

b.

RESIDENCE AND TRAVEL. To be eligible for automatic reinsurance, each insured must be a resident of the United States or Canada at the time of issue. However, automatic reinsurance will not be available if the conditions stated in ‘Foreign Travel Exclusions’ in Schedule A apply. The Foreign Travel Exclusion List is reviewed and updated periodically.

c.	OCCUPATION. To be eligible for automatic reinsurance, the insured must not be employed in an occupation as shown in the Occupation Exclusion List in Schedule A.

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d.	AUTOMATIC ACCEPTANCE LIMIT. For any policy to be reinsured under automatic reinsurance, the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

e.

JUMBO LIMIT. For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies, including any amounts to be replaced as stated in the application or signed amendment, if any, shall not exceed the Jumbo Limit as shown in Schedule A.

f.	MINIMUM CESSION. The minimum amount of reinsurance per cession that THE REINSURER will accept is shown in Schedule A.

g.	FACULTATIVE QUOTES. The risk shall not have been submitted on a facultative basis to THE REINSURER or any other reinsurer.

8.	PORTIONS REINSURED AND RETAINED UNDER AUTOMATIC REINSURANCE

a.	AUTOMATIC PORTION REINSURED. For any policy reinsured under automatic reinsurance, the portion reinsured is shown in Schedule A.

b.	AUTOMATIC PORTION RETAINED. THE COMPANY will retain, and not otherwise reinsure, an amount of insurance on each life as shown in Schedule A.

9.	AUTOMATIC REINSURANCE NOTICE PROCEDURE

After the policy has been paid for and delivered, THE COMPANY will submit to THE REINSURER all relevant individual policy information, as defined by Schedule C.

•	FACULTATIVE REINSURANCE

THE COMPANY may apply for facultative reinsurance with THE REINSURER on a risk if the automatic reinsurance terms are not met or if the terms are met and THE COMPANY prefers to apply for facultative reinsurance. To obtain a facultative reinsurance quote, THE COMPANY must submit the following:

a.	A form substantially similar to the “Application for Reinsurance” form shown in Schedule E.

b.	Copies of the original insurance application, medical examiner’s reports, financial information, and all other papers and information regarding the insurability of the risk.

After receipt of THE COMPANY’s application, THE REINSURER will promptly examine the material and notify THE COMPANY either of the terms and conditions of THE REINSURER’s offer for facultative reinsurance or that no offer will be made. THE REINSURER’s offer expires 120 days after the offer is made unless the written offer specifically states otherwise. If THE COMPANY accepts THE REINSURER’s offer, then THE COMPANY will make a dated notation of its acceptance in its underwriting file and mail as soon as possible a formal reinsurance cession to THE REINSURER using a form substantially similar to the Notification of Reinsurance form shown in Schedule F. If THE COMPANY does not accept THE REINSURER’s offer, then THE COMPANY will notify THE REINSURER in writing as soon as possible.

•	COMMENCEMENT OF REINSURANCE COVERAGE

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Commencement of THE REINSURER’s reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a.

AUTOMATIC REINSURANCE. THE REINSURER’s reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with THE COMPANY’s contractual liability for the policy reinsured.

In addition, THE REINSURER will be liable for benefits paid under THE COMPANY’s conditional receipt, temporary insurance agreement or limited insurance agreement if all of the conditions for automatic reinsurance coverage under the ‘AUTOMATIC REINSURANCE TERMS’ section of this Agreement are met. THE REINSURER’s liability under THE COMPANY’s conditional receipt, temporary insurance agreement or limited insurance agreement is limited to the lesser of (1) THE REINSURER’s reinsured portion of the face amount of the policy and (2) THE REINSURER’s share of $1,000,000.

The pre-issue liability applies only once on any given life at one time no matter how many conditional receipts, temporary insurance, or limited insurance agreements are in effect. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

b.

FACULTATIVE REINSURANCE. THE REINSURER’s reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when (1) THE COMPANY accepts THE REINSURER’s offer by making a dated notation of its acceptance in its underwriting file and sending an email notification to THE REINSURER and (2) the policy has been issued.

In accordance with number (1) of the preceding paragraph, THE REINSURER will be liable for benefits paid under THE COMPANY’s conditional receipt, temporary insurance agreement or limited insurance agreement if: (1) the policy is prepaid, (2) THE REINSURER has made a binding offer, and (3) THE COMPANY has accepted that offer by sending an email notification provided THE COMPANY has not received notice of the insured’s death. THE REINSURER’s liability under THE COMPANY’s conditional receipt, temporary insurance agreement or limited insurance agreement will be limited to the lesser of a) THE REINSURER’s reinsured portion of the face amount of the policy and b) the portion of $1,000,000 that is derived as the amount of capacity reserved by THE COMPANY from THE REINSURER divided by the sum of the total amount of capacity reserved by THE COMPANY from all reinsurers and the amount to be retained by THE COMPANY.

The pre-issue liability applies only once on any given life at one time no matter how many conditional receipts or temporary insurance agreements are in effect. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

12.	REINSURANCE PREMIUM RATES

a.	RATES AND CALCULATION. The reinsurance premiums per $1000 are shown in Schedule B.

Reinsurance premiums for renewals will be calculated using (1) the issue age of the insured, under the policy, (2) the duration since issuance of the policy and (3) the current underwriting classification. Reinsurance premiums for this Agreement will be based on the rating class in accordance with THE COMPANY’S normal underwriting rules, exceptions and issue practices.

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b.	RATES NOT GUARANTEED.

i. New Business

Although THE REINSURER anticipates that the premium rates in Schedule B will apply indefinitely, THE REINSURER reserves the right to change the rates at any time. If THE REINSURER changes the rates, it will give THE COMPANY a 90-day prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period.

ii. Inforce

Although THE REINSURER anticipates that the premium rates in Schedule B will apply indefinitely, THE REINSURER reserves the right to change the rates at any time. THE REINSURER guarantees only that the premium rates applicable to business received under this Agreement will not exceed the YRT net premiums at the applicable statutory minimum valuation select and ultimate mortality table and statutory maximum interest rate for the reinsured business. If THE REINSURER changes rates when THE COMPANY has not changed its charges to the customer, THE COMPANY may recapture the reinsurance under the ‘RECAPTURE’ section of this Agreement. If THE COMPANY changes its charges to the customer, THE REINSURER has the right to change its rates, but any change by THE REINSURER must be proportionate to THE COMPANY’s change. If THE REINSURER’s change is not proportionate to THE COMPANY’s change, then THE COMPANY may recapture the reinsurance under the ‘RECAPTURE’ section of this Agreement.

13.	PAYMENT OF REINSURANCE PREMIUMS

a.

PREMIUM DUE. For each policy reinsured under this Agreement, reinsurance premiums are payable annually in advance. These premiums are due on the issue date and each subsequent policy anniversary. Within 30 days after the close of each Reporting Period, as defined in Schedule A, THE COMPANY will send to THE REINSURER a statement of account for that period along with payment of the full balance due. On any payment date, monies payable between THE REINSURER and THE COMPANY under this Agreement may be netted to determine the payment due. This offset will apply regardless of the insolvency of either party as described in the ‘INSOLVENCY’ section, to the extent permitted by law. If the statement of account shows a balance due THE COMPANY, THE REINSURER will remit that amount to THE COMPANY within 30 days of receipt of the statement of account. All financial transactions under this Agreement will be in United States dollars. If the reinsurance premium amounts cannot be determined on an exact basis by the dates described below, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when such information is available.

b.

FAILURE TO PAY PREMIUMS. If reinsurance premiums are 90 days past due, for reasons other than those due to error or omission as defined below in the ‘ERROR AND OMISSIONS’ section, the premiums will be considered in default and THE REINSURER may terminate the reinsurance by providing a 30-day prior written notice, provided payment is not received within that 30-day period. THE COMPANY will be liable for the prorated reinsurance premiums until the termination date and THE REINSURER will be liable for

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benefits until the termination date. THE REINSURER will have no further liability after the termination date. THE COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

THE COMPANY may reinstate reinsurance terminated for non-payment of balances due at any time within 60 days following the date of termination. However, THE REINSURER will have no liability for claims incurred between the termination date and the reinstatement date.

c.

PREMIUM ADJUSTMENT. If THE COMPANY overpays a reinsurance premium and THE REINSURER accepts the overpayment, THE REINSURER’s acceptance will not constitute or create a reinsurance liability or increase in any existing reinsurance liability. Instead, THE REINSURER will be liable to THE COMPANY for a credit in the amount of the overpayment. If a reinsured policy terminates, THE REINSURER will refund the excess reinsurance premium. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

14.	SECURITY REQUIRED FROM REINSURER

Until such time as THE REINSURER obtains a "Qualified Rating" (as defined below) which is at least as high as the minimum level required by THE COMPANY, THE REINSURER will provide, on a timely basis, security, subject to a maximum of $500,000, in the form of a letter of credit that meets the requirements set forth in the 'LETTER OF CREDIT PROVISIONS' in Schedule A.

"Qualified Rating" shall mean the issuance of an insurance company long-term, financial strength rating from either Moody Investor Services, Inc., or Standard & Poors Corporation that remains in effect, that has not been suspended or withdrawn, and that was issued as a result of the full interactive ratings review process (including interviews with senior management) by the Major Rating Agency in question. (Use of the modifiers "Q" or "Pi" by S&P or any similar indication that a rating is a "qualified" or "limited" rating by any other of the Major Rating Agencies means that the rating does not constitute a "Qualified Rating" for purposes of this Agreement.)

15.	PREMIUM TAX REIMBURSEMENT

See Schedule B.

16.	DAC TAX AGREEMENT

THE COMPANY and THE REINSURER, herein collectively called the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) as promulgated under the Internal Revenue Code, as found in Title 26 of the United States Code, hereinafter referred to as the Regulations and the IRC. Both parties agree to make the election contemplated by this ‘DAC TAX AGREEMENT’ section by timely attaching to their U.S. tax returns the schedule contemplated by Section 1.848-2(g)(8)(ii) of the Regulations. Furthermore, the parties agree to the following:

a.

For each taxable year under this Agreement, the party with the net positive consideration, as defined in the Regulations, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848 (c) (1);

b.

THE COMPANY and THE REINSURER agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the U.S. Internal Revenue Service;

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c.	THE COMPANY will submit to THE REINSURER by May 1 of each year its calculation of the net consideration for the preceding calendar year.

d.

THE REINSURER may contest such calculation by providing an alternative calculation to THE COMPANY in writing within 30 days of THE REINSURER's receipt of THE COMPANY's calculation, or May 1st, if later. If THE REINSURER does not so notify THE COMPANY, THE REINSURER will report the net consideration as determined by THE COMPANY in THE REINSURER's tax return for the previous calendar year;

e.

If THE REINSURER contests THE COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date THE REINSURER submits its alternative calculation. If THE COMPANY and THE REINSURER do not reach agreement on the net amount of consideration within such 30-day period, then the net amount of consideration for such year shall be determined by an independent accounting firm acceptable to both THE COMPANY and THE REINSURER within 20 days after the expiration of such 30-day period.

f.

THE COMPANY and THE REINSURER agree that this election shall first be effective for the 2005 calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

THE REINSURER and THE COMPANY represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the IRC of 1986, as amended.

17.	REPORTS

The reporting period is shown in Schedule A. For each reporting period, THE COMPANY will submit reports to THE REINSURER with information that is substantially similar to the information displayed in Schedule C.

In addition, the reports will include a billing and accounting summary and a policy exhibit summary similar to the reports shown in Schedule D.

Within 15 business days after the end of each calendar year, THE COMPANY will submit a reserve summary similar to that shown in Schedule D. This reserve summary will only provide reserves calculated using the sex distinct 85-90 Select and Ultimate Basic (ALB) Mortality Table. THE COMPANY will also submit this reserve summary within 10 business days after the end of each other calendar quarter.

18.	RESERVES FOR REINSURANCE

See Schedule A.

19.	CLAIMS

a.

NOTIFICATION OF CLAIMS. THE COMPANY will notify THE REINSURER as soon as reasonably possible after THE COMPANY receives a claim for a policy reinsured under this Agreement. In addition, THE COMPANY will provide THE REINSURER with notification of contested claims along with the relevant documentation, for all claims incurred within the first two policy years on policies where THE REINSURER’s net amount at risk is in excess of $100,000.

After THE COMPANY has received all proper claim proofs and paid the claim, THE COMPANY will notify THE REINSURER that a claim is due under this Agreement. THE

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COMPANY will send to THE REINSURER an itemized statement of amounts due THE COMPANY under this Agreement along with all relevant information with respect to the claim, including the claim proofs. However for incontestable claims, claim proofs will not be required by THE REINSURER if THE REINSURER’s net amount at risk is less than or equal to $100,000 and THE COMPANY has paid the claim. In such cases, THE COMPANY will provide THE REINSURER with the cause of death.

b.

AMOUNT AND PAYMENT OF BENEFITS. As soon as THE REINSURER receives proper claim notice and any required proof of the claim, reinsurance benefits are due and payable to THE COMPANY. Payment of the benefits will be made in a single sum, regardless of THE COMPANY’s settlement options. THE COMPANY's contractual liability for claims is binding on THE REINSURER. The maximum benefit payable to THE COMPANY under each reinsured policy is the amount specifically reinsured with THE REINSURER. In the event that THE REINSURER has not paid undisputed reinsurance benefits to THE COMPANY within sixty days of the due date, THE COMPANY may charge interest on the amount due at an interest rate equal to the London Interbank Offer Rate, U.S. Denomination-Fixed Three-month, (LIBOR), as of when the payment was due. In addition, in the event that undisputed reinsurance benefits are sixty days past due, THE COMPANY may recapture the reinsurance as described in the ‘RECAPTURE’ section.

c.

MISREPRESENTATION AND SUICIDE. If either a misrepresentation on an application or a death of an insured by suicide results in the return of policy premiums by THE COMPANY under the policy rather than payment of policy benefits, THE REINSURER will refund all of the reinsurance premiums paid for that policy to THE COMPANY. .

d.

LIVING NEEDS BENEFITS. Living Needs Benefit claims will be administered in the same way as a death claim and Living Needs Benefit claims, both full and partial, will be specifically identified as such on the lists of claims paid.

e.

CLAIM SETTLEMENTS. THE REINSURER agrees that THE COMPANY will use its standard claim practices and guidelines in the adjudication of all claims on policies reinsured under this Agreement. THE REINSURER has the right to inspect, at the COMPANY's offices, the COMPANY's written claims practices and guidelines. Once THE REINSURER has been notified of a contestable claim in accordance with subsection a. above, THE REINSURER will have two business days to review the information and offer advice to THE COMPANY as to whether the claim should be paid or denied. If there is a disagreement between THE COMPANY and THE REINSURER as to whether THE COMPANY should pay or deny the claim, THE COMPANY will make a reasonable effort to secure mutual agreement between the parties. Any advice offered by THE REINSURER will not be binding on THE COMPANY.

THE COMPANY will advise THE REINSURER of any intention to contest a claim involving a policy reinsured hereunder and provide THE REINSURER with copies of all relevant documents. THE REINSURER may choose not to participate in the contest of a Contestable Claim. THE REINSURER will have 10 business days to communicate its decision whether to participate in the contested claim. If THE REINSURER chooses not to participate, it will discharge its liability by immediately paying to THE COMPANY the full amount of THE REINSURER’s liability on the portion of the policy reinsured under this Agreement, regardless of any subsequent outcome of such contest.

f.

CLAIM EXPENSES. THE REINSURER will pay its share of any interest paid by THE COMPANY on any claim payment. In addition, THE REINSURER will pay its share of the unusual expense of THE COMPANY of adjudicating contestable claims, including investigation expenses and compensation expenses charged by THE COMPANY’s Special Investigation Unit. The term “unusual expense” shall mean all expenses of THE COMPANY

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associated with the contestable claim other than normal and customary claim administration expenses that are commonly incurred with the normal and customary settlement of non-contestable claims. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that THE COMPANY admits are payable are not a claim expense under this Agreement. Notwithstanding the above, THE REINSURER will not be liable for any portion of interest or unusual expenses for any period of time after THE REINSURER chooses not to participate in a contested, compromised or litigated claim.

g.

EXTRACONTRACTUAL DAMAGES. THE REINSURER will not participate in punitive or compensatory damages, which are awarded against THE COMPANY as a result of an act, omission or course of conduct committed by THE COMPANY in connection with the policies reinsured under this Agreement. THE REINSURER will, however, pay its share of THE COMPANY’s share of statutory penalties awarded against THE COMPANY in connection with the policies reinsured under this Agreement. The parties recognize that circumstances may arise in which equity would require THE REINSURER, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which THE REINSURER was an active party and in writing either directed, consented to, or ratified the act, omission, or course of conduct of THE COMPANY which ultimately results in the assessment of punitive and/or compensatory damages. In such situations, THE COMPANY and THE REINSURER would share such damages assessed in equitable proportions.

For purposes of the provision, the following definitions will apply:

“Punitive Damages” are those damages awarded as a penalty, the amounts of which are not governed or fixed by statute;

“Statutory Penalties” are those amounts that are awarded as a penalty, but are fixed in amount by statute;

“Compensatory Damages” are those amounts awarded to compensate for actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

20.	MISREPRESENTATION AND MISSTATEMENT

If there is an adjustment for a misrepresentation or misstatement of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

21.	POLICY CHANGES

a.

NOTICE. If a reinsured policy is changed as described below, a corresponding change will be made in the reinsurance for that policy. THE COMPANY will notify THE REINSURER of the change in THE COMPANY's next report as stated in the ‘REPORTS’ section.

b.

INCREASES. If a request for an increase in the amount of insurance is made for a reinsured policy and the insured meets THE COMPANY’s automatic underwriting requirements and THE COMPANY approves the increase under the policy, then the increase will be added to the policy as a new layer. The increase layer will have a separate policy record and its own effective date. The automatic reinsurance will be continued on the original policy and the new layer will be reinsured on a facultative basis if either the automatic binding or jumbo limit is exceeded. The portion of the layer reinsured under this Agreement is equal to the amount shown in Schedule A. Increase layers with an effective date after the termination of this Agreement for new business will not be reinsured under this Agreement.

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If a request for an increase is made for a reinsured policy and the insured meets THE COMPANY’s automatic underwriting requirements and a new policy is issued on one of the plans shown in Schedule A for the higher amount, then reinsurance under the old policy will cease as of the effective date of the change, and reinsurance under the new policy will commence as of the effective date of the new policy.

If a request for an increase on a reinsured policy is granted without the insured meeting THE COMPANY’s requirements, then reinsurance on the increase will not be allowed.

If a request for an increase does not meet all of the terms of automatic reinsurance, then THE COMPANY may apply for facultative reinsurance as stated in the ‘FACULTATIVE REINSURANCE’ section.

c.	REDUCTION OR TERMINATION. If the amount of insurance on a reinsured policy is reduced, the reinsurance will be reduced proportionately as of the effective date of the reduction.

If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.

PLAN CHANGES. If a reinsured policy is changed to another plan of insurance that is not currently reinsured under this Agreement as defined in Schedule A, then the reinsurance, with respect to the reinsured policy, under this Agreement will cease as of the effective date of the change.

If a policy that is not reinsured under this Agreement is changed to a plan that is reinsured under this Agreement as defined in Schedule A and the insured has met THE COMPANY’s underwriting requirements for the plan change, then reinsurance will commence as of the policy date of the new plan.

•

DEATH BENEFIT OPTION CHANGES. If the death benefit option under a reinsured policy is changed, then the face amount of insurance is either increased or decreased, so that the net amount at risk reinsured under this Agreement immediately after the change will be the same as immediately before the change. After the effective date of the death benefit option change, the reinsurance will be calculated based on the new face amount of insurance.

f.

REDUCED PAID-UP INSURANCE. If any policy reinsured under this Agreement is changed to Reduced Paid-Up Insurance, the net amount at risk reinsured will be adjusted proportionately and reinsurance will be continued in accordance with the provisions of the underlying policy. Reinsurance payments for the adjusted policy will be calculated using (1) the issue age of the original policy, (2) the duration since issuance of the original policy and (3) the underwriting classification immediately prior to the change to Reduced Paid-Up Insurance.

22.	RECAPTURE

At any time during the term of the Agreement, THE COMPANY may elect to recapture in full the coverage reinsured under this Agreement following the occurrence of any of the following events:

1)

Non-payment of reinsurance claims that are not in dispute, that are 60 calendar days past due from THE REINSURER provided that THE COMPANY provides THE REINSURER with 30 days prior written notice and that payment is not received within that 30 day period.

2)	THE REINSURER is deemed insolvent as described in the ‘INSOLVENCY’ section.

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3)	A change in premium rates that is unacceptable to THE COMPANY in accordance with ‘REINSURANCE PREMIUM RATES’ paragraph b.

4)	Any representation or warranty made by THE REINSURER under this Agreement proves to be untrue in any material respect.

5)

The REINSURER fails to provide security in the form of a Letter of Credit in accordance with the “SECURITY” provision of this Agreement, provided that THE COMPANY provides THE REINSURER with 30 days prior written notice and that such security is not received within that 30 day period.

In addition, at any time after the twentieth policy anniversary, THE COMPANY may elect to recapture all or an appropriate portion of the coverage reinsured under this Agreement to reflect increases in the maximum retention limits for THE COMPANY and all of its affiliates, collectively, subsequent to the date of policy issue on policies where maximum retention has been reached. These maximum retention limits as of the effective date of this Agreement are equal to the amounts shown in the Risk Retention Limits table shown in Schedule A. The portion of the coverage that may be recaptured must be directly related to the increase in the limits. To illustrate, if the maximum retention limits are increased by 100%, then the portion that may be recaptured from all reinsurers of the policies reinsured under this Agreement would be equal to 100% of the portion of each reinsured policy that is retained by THE COMPANY. Furthermore, the portion that may be recaptured from THE REINSURER would be determined as THE REINSURER’s prorata share of the total portion reinsured with all reinsurers.

If THE COMPANY elects to recapture the risks ceded to THE REINSURER under this Agreement as stated above, it will do so by giving written notice to THE REINSURER. Upon the delivery of such notice, all of the risks previously ceded under each of the policies subject to this Agreement shall be recaptured, effective as of the date specified in THE COMPANY’s notice. If THE COMPANY does not specify in the written notice the date that such recapture is to be effective, then the recapture shall be effective immediately upon THE REINSURER’s receipt of the notice.

If a policy is recaptured, THE REINSURER will pay THE COMPANY the unearned reinsurance premium within 30 days following the date of recapture. THE REINSURER shall not be liable, under this Agreement, for any claims incurred after the date of recapture, but shall remain liable for all claims incurred on or prior to the date of recapture.

No exercise by THE COMPANY of any recapture right will give rise to any claim for damages, lost profits, or other forms of compensation to THE REINSURER, other than payment of a prorated sum for any amount that might be due and owing under the reinsurance treaty up to the effective date of the recapture.
23.	REINSTATEMENTS

a.

AUTOMATIC REINSTATEMENT. If THE COMPANY reinstates a policy that was originally ceded to THE REINSURER as automatic reinsurance using conventional underwriting practices, then THE REINSURER’s reinsurance for the policy shall be reinstated.

b.

FACULTATIVE REINSTATEMENT. If THE COMPANY has been requested to reinstate a policy that was originally ceded to THE REINSURER as facultative reinsurance and the reinstatement is processed under THE COMPANY’s Long Form Reinstatement Process, then THE COMPANY will re-submit the appropriate evidence for the case to THE REINSURER for underwriting approval before the reinsurance can be reinstated.

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c.	PREMIUM ADJUSTMENT. Reinsurance premiums for the interval during which the policy was lapsed will be paid to THE REINSURER by THE COMPANY.

24.	ERRORS AND OMISSIONS

If either THE REINSURER or THE COMPANY fails to comply with any of the terms of this Agreement and it is shown that the failure was unintentional or the result of a misunderstanding or an administrative oversight on the part of either party, this Agreement will remain in effect. If the failure to comply changes the operation or effect of this Agreement, both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

If it is not possible to restore each party to the position it would have occupied had the error not occurred, the parties shall endeavor in good faith to fashion a resolution to the situation created by the error that is fair and reasonable and most closely approximates the intent of the parties as evidenced by this Agreement. Any gross negligent or deliberate acts or omissions by THE COMPANY or its agents regarding the insurance ceded are the responsibility of THE COMPANY and its liability insurer, if any, but not that of THE REINSURER.

This section will not apply to any facultative submission until THE COMPANY has sent an email notification to THE REINSURER within the maximum timeframe in accordance with the ‘FACULTATIVE REINSURANCE’ section .

This section will not apply to any facultative submission where THE COMPANY has sent an email notification to THE REINSURER within the maximum timeframe set forth in ‘FACULTATIVE REINSURANCE’ section and thereafter incorrectly advised THE REINSURER to close its file.

No errors shall be corrected after seven (7) years has elapsed following the date the error occurred.

25.	INSOLVENCY

For the purpose of this Agreement, THE COMPANY or THE REINSURER shall be deemed “insolvent” if one or more of the following occurs:

a.	A court-appointed receiver, trustee, custodian, conservator, liquidator, government official or similar officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

b.	Either THE COMPANY or THE REINSURER is placed in receivership, rehabilitation, liquidation, conservation, bankruptcy or similar status pursuant to the laws of any state or of the United States; or

c.

Either THE COMPANY or THE REINSURER becomes subject to an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of THE COMPANY or THE REINSURER, as the case may be.

In the event of the insolvency of THE COMPANY, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement shall be payable by THE REINSURER directly to THE COMPANY or to its liquidator, receiver, or statutory successor on the basis of the liability of THE COMPANY under the contract or contracts reinsured without diminution because of the insolvency of THE COMPANY. It is understood, however, that in the event of the insolvency of THE COMPANY, the liquidator or receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against THE COMPANY on the policy reinsured

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within a reasonable time after such claim is filed in the insolvency proceeding, and during the pendency of such claim, THE REINSURER may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to THE COMPANY or is liquidator or receiver or statutory successor.

In the event of the insolvency of THE REINSURER, THE REINSURER will be bound by any legal directions imposed by its liquidator, conservator, or statutory successor. However, and if not in conflict with such legal directions, THE COMPANY shall have the right to cancel this Agreement with respect to occurrences taking place on or after the date THE REINSURER first evidences insolvency. Such right to cancel shall be exercised by providing THE REINSURER (or its liquidator, conservator, receiver or statutory successor) with a written notice of THE COMPANY’s intent to recapture ceded business. If THE COMPANY exercises such right to cancel and recapture ceded business, such election shall be made without any premature recapture fee. Upon such election, THE COMPANY would still be liable for any unpaid premium and responsible to report the pendency of any claim with an effective date prior to the date of recapture. THE REINSURER, its liquidator, receiver or statutory successor shall be liable for all claims incurred prior to the date of recapture. THE REINSURER, its liquidator, receiver or statutory successor will also pay THE COMPANY the unearned reinsurance premium within 30 days following the date of recapture.

26.	ARBITRATION

a.

GENERAL. Except for rights granted under the ‘CONFIDENTIALITY AND PRIVACY OF PERSONAL INFORMATION’ section, all disputes and differences under this Agreement that cannot be amicably agreed upon by the parties shall be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industry. The arbitrators will consider this Agreement as an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The arbitration shall take place within the United States.

b.

NOTICE. To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.

PROCEDURE. Arbitration will be heard before a panel of three disinterested arbitrators. The arbitrators will be current or former executive officers or employees of life insurance or reinsurance companies; however, these companies will not be either party or any of their reinsurers or affiliates. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator.

Should either party fail to appoint an arbitrator within 30 business days after the other party has given written notice of its arbitrator appointment, the party that has given notice of its arbitrator appointment may appoint the second arbitrator. Should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots on the final selection. If this candidate declines to serve, then the candidate last eliminated will be approached to serve. This process will be repeated until a candidate has agreed to serve as the third arbitrator. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will

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be held on the date fixed by the arbitrators at a location agreed upon by the parties. In no event will this date be later than 6 months after the appointment of the third arbitrator. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court that has jurisdiction of the subject of the arbitration.

d.

COSTS. Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally the cost of the third arbitrator unless the arbitration panel decides otherwise.

•	GOOD FAITH

Each party agrees that all matters with respect to this Agreement require its utmost good faith.

28.	REPRESENTATIONS AND WARRANTIES

THE COMPANY represents and warrants to THE REINSURER that it is solvent in all jurisdictions in which it does business or is licensed. THE REINSURER represents and warrants to THE COMPANY that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. Each party affirms that it has and will continue to disclose all matters material to this Agreement and each policy reinsured hereunder. Examples of such matters are a material change in underwriting or issue practices or philosophy, or a change in each party's ownership or control.

THE COMPANY represents and warrants the following:

a.	It is a corporation duly organized, existing and in good standing under the laws of Arizona.
b.	It is empowered under applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement.
c.	It has taken all requisite corporate proceedings to authorize it to enter into and perform the duties contemplated in this Agreement.
d.	It has obtained any and all regulatory approvals as may be required for THE COMPANY to cede the policies covered hereunder.
e.

It will take no unauthorized action that would encourage the policyholders whose policies are reinsured under this Agreement to surrender, reduce or otherwise terminate their existing coverages either through direct or indirect acts, including but not limited to, a plan of internal replacement, without the consent of THE REINSURER.

f.

THE COMPANY acknowledges that THE REINSURER is entering into this Agreement in reliance upon these representations and warranties of THE COMPANY, and THE COMPANY agrees that THE REINSURER may terminate the reinsurance hereunder if, at any point in the future during the term of this Agreement, these representations and warranties are no longer true and correct in any material respect.

  THE REINSURER represents and warrants the following:

a.	It is a corporation duly organized, existing and in good standing under the laws of Texas. In addition, THE REINSURER has the authority to do business in the state of Arizona.
b.	It is empowered under applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement.
c.	It has taken all requisite corporate proceedings to authorize it to enter into and perform the duties contemplated in this Agreement.
d.	It has obtained any and all regulatory approvals as may be required for THE REINSURER to provide the reinsurance covered hereunder.
e.	THE REINSURER warrants that it will comply with all regulatory requirements so that THE COMPANY can receive 100% reinsurance credit on its financial statements in its state of

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domicile for the reinsurance cessions to THE REINSURER. THE REINSURER shall be responsible for complying with any changes or any collateral requirements necessitated by a change to applicable law.

f.

As part of THE COMPANY’s due diligence process, THE REINSURER has provided a completed copy of the Reinsurance Carrier Fact Sheet, a copy of which is attached in Schedule G. Each and every year, THE COMPANY will send a request to THE REINSURER to update the information included in The Reinsurance Carrier Fact Sheet after THE REINSURER has completed its Annual Statement. In addition, from time to time, THE REINSURER will update the information included in the Carrier Fact Sheet as requested by THE COMPANY or if there are material changes to the information provided. The information included in the Reinsurance Carrier Fact Sheet is true and accurate as of the date shown on the Fact Sheet.

g.

THE REINSURER acknowledges that THE COMPANY is entering into this Agreement in reliance upon these representations and warranties of THE REINSURER, and THE REINSURER agrees that THE COMPANY’s right of recapture under the ‘RECAPTURE’ section of this Agreement will be triggered if, at any point in the future during the term of this Agreement, these representations and warranties are no longer true and correct.

29.	CONFIDENTIALITY AND PRIVACY OF PERSONAL INFORMATION

a.	Confidentiality of Company Confidential Information

THE Parties agree to regard and preserve as confidential all information and material which is related to other Party’s (the “Disclosing Party”) business that may be obtained by the receiving Party (the “Recipient”) from any source as a result of this Agreement. The Recipient will not, without first obtaining the Disclosing Party’s prior written consent, disclose to any person, firm or enterprise, or use for its own benefit or for the benefit of any third party any Company Confidential Information. “Company Confidential Information” includes, but is not limited to reinsurance terms or any and all financial data, statistics, programs, research, developments, information relating to insurance and financial products, planned or existing computer systems architecture and software, data, and information of either party as well as third party confidential information to which the other party has access. The Parties will keep and maintain all Confidential Information in confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure and will use and disclose Company Confidential Information solely: i) for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement; ii) to fulfill its obligation under the Agreement; or (iii) in order to aggregate data with other companies’ data for the purpose of creating mortality or lapse models, provided the data is not personally identifiable as belonging to a party or an insured. Company Confidential Information does not include Personal Information as defined and discussed below.

Notwithstanding the foregoing, the provisions of this ‘Confidentiality of Company Information’ section shall not apply with respect to disclosing of the Product, the Specifications and/or Company Confidential Information which is already known to the Recipient or is or becomes publicly known through no wrongful act of the Recipient; or is received from a third party without similar restriction and without breach of this Agreement; or is independently developed by the Recipient; or is approved for release by written authorization of the Disclosing Party; or is placed in or becomes part of the public domain pursuant to or by reason of operation of law.

The Recipient shall be permitted to disclose Company Confidential Information only to its employees having a need to know such information in connection with the performance under this Agreement. The Recipient shall instruct all employees who access Company Confidential Information as to their obligations under this Agreement, and the Recipient shall be

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responsible for all such employees’ compliance with the terms of this Agreement. If the Recipient is required by law to disclose Company Confidential Information, the Recipient shall promptly notify the Disclosing Party in writing in advance of such disclosure, and provide the Disclosing Party with copies of any related information so that the Disclosing Party may take appropriate action to protect the Company Confidential Information.

Notwithstanding the foregoing, it is understood and agreed that the Recipient may disclose Company Confidential Information as required by an arbitration panel deciding a dispute arising under this Agreement or in accordance with applicable law, court order, or as required by any regulatory authority having jurisdiction over the Recipient. The Recipient shall be permitted to disclose Company Confidential Information if the proposed recipient of Company Confidential Information has agreed in writing to protect the Company Confidential Information to the standards of this section, as it is reasonably determined by THE REINSURER after reasonable diligence, in the following circumstances: (1) for purposes of retrocession of the reinsured business; (2) during the course of external audits; (3) to consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of this Agreement; or (4) to subcontractors that require Company Confidential Information in order to provide services to the Recipient.

In the event that Company Confidential Information in the Recipient’s possession is disclosed to an unauthorized third party, the Recipient shall immediately advise the Disclosing Party and take steps to prevent further disclosure.
•	Confidentiality of Personal Information

“Personal Information,” which means information provided by or at the direction of THE COMPANY, or to which access was provided in the course of THE REINSURER’s performance of the Agreements that (i) identifies an individual (by name, signature, address, telephone number or other unique identifier), or (ii) that can be used to authenticate that individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other personal identifiers). An individual’s social security number, even in isolation, is Personal Information. THE COMPANY business contact information is not by itself Personal Information.

THE REINSURER acknowledges that in the course of its engagement by THE COMPANY, THE REINSURER may receive or have access to Personal Information. In recognition of the foregoing, THE REINSURER covenants and agrees that:

•	It will keep and maintain all Personal Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

•

It will use and disclose Personal Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement, and will not use or disclose such information for THE REINSURER’s own purposes or for the benefit of anyone other than THE COMPANY;

•	It will not, directly or indirectly, disclose Personal Information to anyone outside THE COMPANY, except with THE COMPANY’s prior written consent as permitted under the terms of this Agreement; and

•

It shall, upon the earlier of (i) termination of THE REINSURER’s liability under this Agreement or (ii) determination that it has no need for Personal Information, dispose of all records, electronic or otherwise (including all backup records and/or other copies thereof) regarding or including any Personal Information that THE REINSURER may

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then possess or control. All such Personal Information shall be protected as required by this section, which shall survive termination of this Agreement. Disposal may be achieved through prompt delivery of the records to THE COMPANY or destruction pursuant to THE REINSURER’s written policy governing such destruction. THE REINSURER shall take all reasonable steps to destroy or arrange for the destruction of records in a manner that renders the records unreadable and undecipherable by any means. THE REINSURER agrees to destroy all such Personal Information at expiration of period for which it is required to retain Personal Information to the standard of this Agreement. Upon any occurrence of (i) or (ii) above, THE REINSURER shall promptly certify in writing to THE COMPANY, in a form acceptable to THE COMPANY and executed by an authorized officer of THE REINSURER, that all such Personal Information has been destroyed or returned. Notwithstanding the preceding sentences, THE REINSURER may retain the Personal Information if it is required to do so by applicable law, regulation, or its written records retention program and THE REINSURER agrees to protect the Personal Information as required by the provisions of this ‘Confidentiality of Personal Information’ section, including but not limited to destroying it in accordance with the standard above when it is no longer required to be retained.

THE REINSURER shall be permitted to disclose Personal Information only to its employees having a need to know such information in connection with the performance of this Agreement. THE REINSURER shall instruct all employees as to their obligations under this Agreement. THE REINSURER shall be responsible for all employees’ compliance with the terms of this Agreement. If THE REINSURER is required by law to disclose Personal Information, THE REINSURER shall promptly notify THE COMPANY in writing in advance of such disclosure, and provide THE COMPANY with copies of any related information so that THE COMPANY may take appropriate action to protect the Personal Information.

Notwithstanding the foregoing, it is understood and agreed that THE REINSURER may disclose Personal Information as required by an arbitration panel deciding a dispute arising under this agreement or in accordance with applicable law, court order, or as required by any regulatory authority having jurisdiction over THE REINSURER. THE REINSURER shall be permitted to disclose Personal Information if the proposed recipient of Personal Information has agreed in writing to protect the Personal Information to the standards of this section, as it is reasonably determined by THE REINSURER after reasonable diligence, in the following circumstances: (1) for purposes of retrocession of the reinsured business; (2) during the course of external audits; (3) to consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of this Agreement; or (4) to subcontractors that require Personal Information in order to provide services to THE REINSURER.

THE REINSURER acknowledges that the disclosure of Personal Information may cause irreparable injury to THE COMPANY and damages, which may be difficult to ascertain. Therefore, THE COMPANY shall, upon a disclosure or threatened disclosure of any Personal Information, be entitled to injunctive relief, and THE REINSURER shall not object to the entry of an injunction or other equitable relief against THE REINSURER on the basis of an adequate remedy at law, lack of irreparable harm or any other reason.

THE REINSURER shall notify THE COMPANY, promptly and without unreasonable delay, but in no event more than two (2) business days of learning that unauthorized access to, disclosure of, or breach in the security of Personal Information may have occurred or been attempted (a “Security Incident”). Thereafter, THE REINSURER shall, at its own cost and expense:
•	Promptly furnish to THE COMPANY full details of the Security Incident;

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•

Assist and cooperate fully with THE COMPANY in THE COMPANY’s investigation of THE REINSURER, employees or third parties related to the Security Incident, including but not limited to providing THE COMPANY with reasonable physical access to the facilities and operations affected, facilitating interviews with employees and others involved in the matter, and making available all relevant records, logs, files, and data;

•	Cooperate with THE COMPANY in any litigation or other formal action against third parties deemed necessary by THE COMPANY to protect its rights; and
•	Promptly use its best efforts to prevent a recurrence of any such Security Incident.

In addition to the foregoing, THE REINSURER agrees that in the event of a Security Incident, THE COMPANY shall have the sole right to determine (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in THE COMPANY’s discretion; and (ii) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation. Any such notice or remediation shall be at THE REINSURER’s sole cost and expense.

THE REINSURER certifies that its treatment of Personal Information is in compliance with applicable laws and/or regulations with respect to privacy and data security and that it has implemented and currently maintains an effective information security program that includes administrative, technical, and physical safeguards to (a) ensure the security and confidentiality of Personal Information; (b) to protect against any anticipated threats or hazards to the security or integrity of such Personal Information; and (c) to protect against unauthorized access to, destruction, modification, disclosure or use of Personal Information which could result in substantial harm or inconvenience to The COMPANY, or to any person who may be identified by such Personal Information. THE REINSURER shall immediately notify THE COMPANY if THE REINSURER is in material breach of this Section. At THE COMPANY’s request, THE REINSURER agrees to certify in writing to THE COMPANY, its compliance with the terms of this Section.

If (a) THE REINSURER no longer has an information security program that meets the requirements of the Gramm Leach Bliley Act for the handling of Personal Information or, (b) is unable to prevent a recurrence of a Security Incident as described above, THE COMPANY reserves the right to require THE REINSURER to immediately dispose of all Personal Information as described above.

Until such time as THE REINSURER has corrected the problem described in either (a) or (b) above, new business and inforce policies will continue to be reinsured under this Agreement. However, THE COMPANY will not provide any Personal Information to THE REINSURER. THE REINSURER maintains the right to inspect THE COMPANY’s records as described in the ‘ACCESS TO RECORDS’ section.

30.	MEDICAL INFORMATION BUREAU

THE REINSURER is required to strictly adhere to the Medical Information Bureau Rules, and THE COMPANY agrees to abide by these Rules, as amended from time to time. THE COMPANY will not submit a preliminary notice, application for reinsurance, or reinsurance cession to THE REINSURER unless THE COMPANY has a signed, currently required Medical Information Bureau authorization.

31.	GOVERNING LAW

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This Agreement shall be governed by the laws of Arizona without giving effect to the principles of conflicts of laws thereof.

32.	ASSIGNMENT

This Agreement is not assignable by either party except by the express written consent of the other.

33.	ACCESS TO RECORDS

THE REINSURER and THE COMPANY, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration. Upon request, specific original papers, records and documents may be copied or reproduced. Such access will be provided during regular business hours at the office of the inspected party.

34.	SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

35.	REINSURANCE ADMINISTRATION

THE COMPANY shall perform all duties with respect to the administration of the reinsurance under this Agreement on the portion of the policies reinsured under this Agreement.

36.	NONWAIVER

No forbearance on the part of either party to insist upon compliance by the other party with any of the terms of this Agreement shall be construed as, or constitute a waiver of, any of the terms of this Agreement.

37.	COUNTERPARTS

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

38.	FINANCIAL REPORTS

Upon request, each party shall furnish to the other its respective NAIC Convention Blank Statements, as required by their respective state laws, within fifteen days after such request.

39.	OFFSET

Any debts or credits, in favor of or against either THE REINSURER or THE COMPANY with respect to this Agreement are deemed mutual debts or credits and may be offset and only the balance will be allowed or paid.

The right of offset will not be affected or diminished because of the insolvency of either party.

40.	SURVIVAL

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The ‘ERRORS AND OMISSIONS,’ ‘REPRESENTATIONS AND WARRANTIES,’ ‘CONFIDENTIALITY AND PRIVACY OF PERSONAL INFORMATION’ and ‘ARBITRATION’ sections of this Agreement shall survive the recapture, termination or expiration of this Agreement.

41.	SERVICE OF SUIT

Each party’s agent for service of process is authorized and directed to accept service of process on behalf of such party in any such suit and/or, upon the request of the other party, to give a written undertaking to that party that the agent for service of process will enter a general appearance on behalf of that party in the event that such a suit shall be instituted. THE REINSURER hereby designates the Superintendent, Commissioner or Director of Insurance or his successor or successors in office, for the State of Arizona, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of THE COMPANY arising out of this Agreement, and hereby designates the agent for service of process as the firm to whom said officer is authorized to mail such processor a true copy thereof.

42.	NOTICES

All notices and other communications under this Agreement will be effective when received and sufficient if given in writing and delivered by confirmed facsimile transmission, by certified or registered mail, or by an overnight delivery service of general commercial use (such as UPS, Federal Express or Airborne), addressed to the attention of the applicable party described as follows or any successor thereof:

a.	NOTICES SENT TO THE COMPANY

Nicholas Simonelli

Pruco Life Insurance Company

213 Washington Street

Newark, New Jersey 07102-2992

b.	NOTICES SENT TO THE REINSURER

Sebastien Blondeau

Sr. Vice President, Risk Management and Chief Actuary

Optimum Re Insurance Company

3434 Fairmount Street

Dallas, Texas 75219

43.	MATERIAL BREACH

If THE COMPANY or THE REINSURER breaches any provision of this Agreement in a material way, the party discovering such breach shall notify in writing the other party of the existence of such breach. Once notified, the other party shall have sixty days from the date such notification was mailed to provide to the notifying party evidence that the breach has been remedied. In the event the party who has committed the breach has failed to remedy such breach, the other party will have the right to either terminate the reinsurance with respect to all of the policies reinsured hereunder or propose an adjustment to the reinsurance rates. If the parties cannot agree as to the materiality of the breach, then such dispute would be resolved in accordance with the 'ARBITRATION' provision of this Agreement.

Y-MPVUL-2005-OPT P-PLAZ

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of January 18, 2005.

PRUCO LIFE INSURANCE COMPANY	OPTIMUM RE INSURANCE COMPANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Y-MPVUL-2005-OPT P-PLAZ